EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Report of DynaResource, Inc. on Form 10-Q for the period ended March 31, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

/s/ K.W. (“K.D.”) Diepholz
K.W. (“K.D.”) Diepholz
Chairman of the Board of Directors Dated: May 12, 2023

/s/ K.W. (“K.D.”) Diepholz
K.W. (“K.D.”) Diepholz
Chief Executive Officer Dated: May 12, 2023

/s/ K.W. (“K.D.”) Diepholz
K.W. (“K.D.”) Diepholz;
Chief Financial Officer Dated: May 12, 2023

/s/ K.W. (“K.D.”) Diepholz
K.W. (“K.D.”) Diepholz;
Principal Accounting Officer Dated: May 12, 2023

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.